SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 5, 2004

BARR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9860	42-1612474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chestnut Ridge Road, Woodcliff Lake, New Jersey	07677

(Address of principal executive offices)	(Zip code)

(201) 930-3300

(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Condition.
SIGNATURES
PRESS RELEASE

Item 12. Results of Operations and Financial Condition.

On August 5, 2004, Barr Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its Board of Directors’ approval of a share repurchase program of up to $300 million. A copy of the release is attached hereto as Exhibit 99.0 and is incorporated herein by reference.

Exhibit Number	Exhibit
99.0	Barr Pharmaceuticals, Inc. press release dated August 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.
Date: August 5, 2004	/s/ William T. McKee
William T. McKee
Vice President